THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS

THIS THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS (this “Amendment”) dated as of September 22, 2021 is by and among AVDC, INC., an Ohio corporation (the “Construction Agent” or “Lessee”); the various entities which are parties to the Participation Agreement (hereinafter defined) from time to time as guarantors (individually, a “Guarantor” and collectively, the “Guarantors”); WACHOVIA SERVICE CORPORATION, a Delaware corporation (the “Lessor”); the various banks and other lending institutions which are parties to the Participation Agreement from time to time as lease participants (individually, a “Lease Participant” and collectively, the “Lease Participants”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Lessor Parties and, respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the “Agent”).

W I T N E S S E T H

WHEREAS, the Lessee, the Guarantors party thereto, the Lessor, the Lease Participants party thereto and the Agent are party to that certain Participation Agreement dated as of November 30, 2017, as amended by that certain First Amendment to Certain Operative Agreements dated as of August 30, 2018, and as further amended by that certain Second Amendment to Certain Operative Agreements dated as of August 2, 2019 (as may be further amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”);

WHEREAS, various of the parties to this Amendment are parties to certain other Operative Agreements, other than the Participation Agreement;

WHEREAS, the Lessee has requested that the Majority Secured Parties and the Agent approve certain amendments and modifications to the Participation Agreement; and

WHEREAS, the Majority Secured Parties and the Agent have approved the amendments and modifications to the Participation Agreement requested by the Lessee on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in Appendix A to the Participation Agreement.

2.    Amendments to Participation Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Participation Agreement is hereby amended as follows:

(a)    The definitions of the following terms set forth in Appendix A to the Participation Agreement are hereby amended by deleting each such definition in its entirety and replacing it with the following:

“Anti-Terrorism Laws” shall mean any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C.
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§ 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Covered Entity” shall mean (a) each Revolving Credit Agreement Borrower, each of Revolving Credit Agreement Borrower’s Subsidiaries, Lessee, Lessee’s Subsidiaries, all Guarantors and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, twentyfive percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Lessor Yield” shall mean with respect to Lessor Advances a per annum rate equal to (subject to Section 12.27) the LIBOR Rate plus the Applicable Percentage, the ABR plus the Applicable Percentage or a combination thereof as determined pursuant to Section 5A.5 of the Participation Agreement.

“Official Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Sanctioned Person” shall mean (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or

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(d) a Person that is the subject of sanctions imposed by any Official Body of a jurisdiction whose Laws apply to the Participation Agreement and the other Operative Agreements.

“Revolving Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of September 22, 2021 by and among BLS, the Parent, the various entities party thereto from time to time as designated borrowers thereunder, the various entities party thereto from time to time as guarantors thereunder, the various entities party thereto from time to time as banks thereunder, PNC Bank, National Association, as the administrative agent thereunder and those other entities party thereto from time to time in such capacities thereunder as set forth therein.

“Write-down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)    The definitions of “Bank of America Equipment”, “Bank of America Equipment Loan”, “Bank of America Equipment Loan Documents”, “LIBOR Impairment Event” and “LIBOR Termination Date” set forth in Appendix A to the Participation Agreement are hereby deleted.

(c)    The definition of “Revolving Credit Agreement Permitted Liens” set forth in Appendix A to the Participation Agreement is hereby amended by:

(i)    adding the following clause to the end of clause (f): “and Liens on property securing any AVDC Refinancing Indebtedness;”;

(ii)    deleting clause (h) thereof and replacing such clause with the following:

“(h)    Purchase Money Security Interests to the extent that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests do not exceed at any one time outstanding Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (excluding for the purpose of this aggregate computation any loans or deferred payments secured by Liens described on Schedule XV); and”;

(iii)    deleting clause (i) thereof and replacing such clause with the following:

“(i)    Liens on proceeds granted in connection with securities lending transactions or reverse repurchase agreements involving United States Treasury bonds to the extent the aggregate amount of the Indebtedness secured by such Liens do not exceed at any one time outstanding Ten Million and 00/100 Dollars ($10,000,000.00) (excluding for the purpose of this aggregate computation any loans or deferred payments secured by Liens described on Schedule XV; and”; and

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(iv)    deleting clause (j) thereof in its entirety and replacing such clause with the following:

“(j)    [Reserved]; and”.

(d)    Appendix A to the Participation Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Affected Financial Institution” shall mean any EEA Financial Institution or UK Financial Institution.

“Announcements” shall have the meaning given to such term in Section 12.27(e) of the Participation Agreement.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption Laws or regulations administered or enforced in any jurisdiction in which any Borrower or any of its Subsidiaries conduct business.

“AVDC Refinancing Indebtedness” shall have the meaning given to such term in Section 8.3B(a)(iii).

“Benchmark” shall mean initially, LIBOR; provided that, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 12.27(a) of the Participation Agreement.

“Benchmark Replacement” shall mean the first alternative set forth in the order below that can be determined by Agent as of the Benchmark Replacement Date:

(1)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)    the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate rate of interest that has been selected by Agent as the replacement (including, without limitation, a temporary replacement determined by Agent pursuant to Section 11.3(d)(i)) for the then-current Benchmark for the Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

provided that, in the case of clauses (1) and (2) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than Zero (0), the Benchmark Replacement will be deemed to be Zero (0) for the purposes of the Participation Agreement and the other Operative Agreements.

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“Benchmark Replacement Adjustment” shall mean:

(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Agent as of the Benchmark Replacement Date:

(x)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(y)    the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to USD LIBOR for the Corresponding Tenor; and

(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Agent for the Corresponding Tenor;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” shall mean with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Lessor Yield,” the definition of “Lessor Yield Period,” timing and frequency of determining rates and making payments of Lessor Yield, prepayment provisions, and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of the Participation Agreement and the other Operative Agreements).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

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(3)    in the case of an Early Opt-in Election, the fifth (5th) Business Day after the Rate Election Notice is provided to Lessee.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” shall mean the compounded average of daily SOFRs for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the Lessor Yield amount payable prior to the end of each Lessor Yield Period) being established by Agent in accordance with:

(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR (either in advance or arrears, as applicable); provided that:

(2)    if, and to the extent that, Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that Agent determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review;

provided, further, that if Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for

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Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor” shall mean with respect to a Benchmark Replacement, an approximately one-month tenor (including overnight) (disregarding Business Day adjustment).

“Domestic Subsidiary” shall mean a Subsidiary that is organized under the laws of any political subdivision of the United States.

“Early Opt-in Election” shall mean the occurrence of:

(a)    a determination by Agent that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities to which Agent is a party at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, Term SOFR or Compounded SOFR plus (if applicable as a result of a fallback from another benchmark interest rate) a Benchmark Replacement Adjustment, and

(b)    the joint election by Agent and Lessee to declare that an Early Opt-in Election has occurred and the provision by Agent of written notice of such election to Lessee, Lessor and the Lease Participants (the “Rate Election Notice”).

“Erroneous Payment” shall have the meaning given to such term in Section 12.23(a) of the Participation Agreement.

“Erroneous Payment Deficiency Assignment” shall have the meaning given to such term in Section 12.23(d) of the Participation Agreement.

“Erroneous Payment Impacted Class” shall have the meaning given to such term in Section 12.23(d) of the Participation Agreement.

“Erroneous Payment Return Deficiency” shall have the meaning given to such term in Section 12.23(d) of the Participation Agreement.

“Erroneous Payment Subrogation Rights” shall have the meaning given to such term in Section 12.23(e) of the Participation Agreement.

“Excess Yield” shall have the meaning given to such term in Section 5A.10 of the Participation Agreement.

“FCA” shall have the meaning given to such term in Section 12.27(e) of the Participation Agreement.

“Foreign Subsidiary” shall mean a Subsidiary that is not organized under the laws of any political subdivision of the United States.

“IBA” shall have the meaning given to such term in Section 12.27(e) of the Participation Agreement.

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“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate); provided that, if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero basis points (0.00%), then such rate shall be deemed to be zero basis points (0.00%).

“Payment Recipient” shall have the meaning given to such term in Section 12.23(a) of the Participation Agreement.

“PTEs” shall have the meaning given to such term in Section 12.24(a) of the Participation Agreement.

“Rate Election Notice” shall have the meaning given to such term in the definition of “Early Opt-in Election”.

“Reference Time” shall mean, with respect to any determination of the Benchmark, (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days (as determined in accordance with clause (b) of the definition of “Business Day”) preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Compliance Event” shall mean that (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with an Official Body in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; or (b) any Covered Entity engages in a

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transaction that has caused or may cause the Lessor Parties or Agent to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Lessor Advances to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Same Day Funds” shall mean immediately available funds in Dollars.

“Sanctioned Jurisdiction” shall mean any country, territory, or region that is the subject of sanctions administered by OFAC, the Canadian government or any other applicable governmental authority.

“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. on the next succeeding U.S. Government Securities Business Day.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” shall mean the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Amendment” shall mean the Third Amendment to Certain Operative Agreements dated as of September 22, 2021 by and among the Lessee, the parties referenced on the signature pages thereof as guarantors, the Lessor Parties and the Agent.

“Third Amendment Closing Date” shall mean the date as of which all conditions precedent set forth in the Third Amendment are satisfied and the Third Amendment is effective.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(e)    Section 5A.2(c) of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(c)    If the LIBOR Rate cannot be determined by the Agent in the manner specified in the definition of the term “LIBOR”, the Agent shall give electronic or telephonic notice thereof to the Lessee and the Lessor Parties as soon as practicable thereafter. Until such time as the LIBOR Rate can be determined by the Agent in the manner specified in the definition of such term, (i) no further Eurodollar Lessor Advances shall be made, (ii) no existing Eurodollar Lessor Advances shall be continued as such at the end of the then current Lessor Yield Period, (iii) the Lessee shall not have the right to convert any ABR Lessor Advances to Eurodollar Lessor Advances and (iv) all subsequent Lessor Advances shall be ABR Lessor Advances; provided, the foregoing provisions of this paragraph are subject to Section 12.27.

(f)    Section 5A.5(a) of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(a)    The Lessor Advances outstanding hereunder from time to time shall bear interest at a rate per annum equal to either (i) with respect to a Eurodollar Lessor Advance, the LIBOR Rate determined for the applicable Lessor Yield Period plus the Applicable Percentage or (ii) with respect to an ABR Lessor Advance, the ABR plus the Applicable Percentage, as selected by the Lessee in accordance with the provisions hereof; provided, however, (A) upon delivery by the Agent of the notice described in Section 5A.2(c), the Lessor Advances of each of the Lessor Parties shall bear interest at the ABR plus the Applicable Percentage from and after the dates and during the periods specified in Section 5A.2(c) and (B) upon the delivery by a Lessor Party of the notice described in Section 11.3(d), the Lessor Advances of such Lessor Party shall bear interest at the ABR plus the Applicable Percentage from and after the dates and during the periods specified in Section 11.3(d); provided, the foregoing provisions of this paragraph are subject to Section 12.27.

(g)    Section 5A.5(d) of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(d)    [Reserved].”.

(h)    Section 5A of the Participation Agreement is hereby amended by adding the following as a new Section 5A.10:

Notwithstanding any provisions to the contrary contained in this Agreement or any other Operative Agreement, Lessee shall not be required to pay, and the Lessor Parties shall not be permitted to collect, any amount of Lessor Yield in excess of the maximum amount of yield permitted by applicable Law (“Excess Yield”). If any Excess Yield is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Operative Agreement, then, in such event: (1) the provisions of this subsection shall govern and control; (2) Lessee shall not be obligated to

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pay any Excess Yield; (3) any Excess Yield that the Lessor Parties may have received hereunder shall be, at the option of the Majority Secured Parties, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid Lessor Yield (not to exceed the maximum amount permitted by Law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the yield rates provided for herein or in the other Operative Agreements shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law, and this Agreement and the other Operative Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (5) Lessee shall not have any action against the Agent or any Lessor Party for any damages arising out of the payment or collection of any Excess Yield (other than to enforce this Section 5A.10).

(i)    Section 6B.9 of the Participation Agreement is hereby amended by deleting the reference therein to “ten (10) Business Days” and replacing such reference with “thirty (30) Business Days”.

(j)    Section 8.3A(l) of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(l)    (i)    The Credit Parties shall promptly notify the Agent and each of the Lessor Parties in writing upon the occurrence of a Reportable Compliance Event.

(ii)    The Credit Parties shall cause each Covered Entity to conduct its business in compliance with all Anti-Corruption Laws in all material respects and maintain policies and procedures reasonably designed to promote compliance with such Laws.

(k)    Section 8.3B(a) of the Participation Agreement is hereby amended by:

(i)    inserting at the end of Section 8.3B(a)(iii) the following: “(including any extensions or renewals thereof), and any Indebtedness in respect of any refinancing of the Obligations under the Operative Agreements (the “AVDC Refinancing Indebtedness”)”;

(ii)    deleting Section 8.3B(a)(iv) in its entirety and replacing such section with the following:

“Indebtedness secured by (A) Purchase Money Security Interests or (B) by security interests in proceeds granted in connection with securities lending transactions or reverse repurchase agreements involving United States Treasury bonds, provided that (1) the aggregate amount as of any date of all such Indebtedness permitted by this Section 8.3B(a)(iv)(A) shall not exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) and (2) the aggregate amount as of any date of all such Indebtedness permitted by this Section 8.3B(a)(iv)(B) shall not exceed Ten Million and 00/100 Dollars ($10,000,000.00; and”; and

(iii)    deleting clause (viii) thereof in its entirety and replacing such clause with the following:

“(viii)    [Reserved].”.

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(l)    Section 8.3B(h) of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

(h)    Each of the Credit Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Guarantor on the Initial Closing Date and has otherwise joined the Revolving Credit Agreement in accordance with the terms thereof; (ii) any Excluded Inactive Subsidiary; (iii) any Excluded Active Subsidiary; (iv) any Subsidiary formed or acquired after the Initial Closing Date which joins this Agreement as a Guarantor pursuant to Section 6B.9 or which merges or consolidates with a Credit Party pursuant to a series of transactions that are integrated with such Subsidiary’s formation; or (v) the Lessee; provided, however, no Subsidiary shall be required to join this Agreement as a Guarantor pursuant to Section 6B.9 if the execution of the Guarantor Joinder would cause material adverse Tax consequences to any Credit Party or any Affiliate of a Credit Party (pursuant to Section 956 of the Code and the United States Income Tax Regulations promulgated thereunder, or otherwise) as demonstrated to the reasonable satisfaction of the Agent; provided, further, that no Subsidiary shall join as a guarantor with respect to the Obligations of the Lessee and/or the Construction Agent if (x) such Subsidiary is a Foreign Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code (or is a Subsidiary of such Foreign Subsidiary) or (y) such Subsidiary is a Domestic Subsidiary owning, directly or indirectly, no material assets other than equity interests in one or more "controlled foreign corporations" within the meaning of Section 957(a) of the Code. The parties to this Agreement acknowledge and agree that the entities designated on Schedule XVIII are the only Guarantors as of the Third Amendment Closing Date.

(m)    Section 8.3B(o) of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

(o)    The Credit Parties shall not at any time permit the Leverage Ratio, calculated as of the end of each fiscal quarter for the period equal to the four (4) fiscal quarters then ended, to exceed the ratio set forth below for the periods specified below:

Four (4) Consecutive Fiscal Quarters Ending (Nearest) of Each Year that this Agreement is in Effect)	Maximum Total Leverage Ratio
April 30	3.25 to 1.00
July 31	3.75 to 1.00
October 31	3.75 to 1.00
January 31	3.25 to 1.00

(n)    Section 8.3B of the Participation Agreement is hereby amended by adding the following as a new Section 8.3B(r):

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(r)    Each of the Credit Parties (other than the Parent) shall not, and shall not permit any of its Subsidiaries to: (a) become a Sanctioned Person; (b) directly, or knowingly indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Lessor Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (d) cause any Lessor Party or Agent to violate any sanctions administered by OFAC.

(o)    Section 8.3B of the Participation Agreement is hereby amended by adding the following as a new Section 8.3B(s):

(s)    Each Credit Party hereby covenants and agrees that until the Expiration Date, the Credit Party will not, and will not permit any its Subsidiaries to directly or knowingly indirectly, use the Lessor Advances or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

(p)    Section 11.3(d) of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

(d)    Notwithstanding any other provision of this Agreement or any other Operative Agreement, if any Financing Party (including, for purposes of this Section 11.3(d), any Participant to the extent such Participant is entitled to the benefit of this provision pursuant to Section 10.4) shall notify the Agent that the introduction of or any change in or in the interpretation of any Law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Lessor Advances then (i) each Eurodollar Lessor Advance will automatically, at the earlier of the end of the Lessor Yield Period for such Eurodollar Lessor Advance or the date required by law, convert into an ABR Lessor Advance, unless such introduction of or such change in or in the interpretation of any Law or regulation requires that the Lessor Yield shall be the Benchmark Replacement determined by Agent pursuant to clause (3) of the definition of “Benchmark Replacement” and (ii) the obligation of the Financing Parties to make, convert or continue Eurodollar Lessor Advances shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

(q)    Section 11.4 of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

11.4    Funding/Contribution Indemnity.

Subject to Section 11.6, the Lessee agrees to indemnify each Financing Party (which, for purposes of this Section 11.4, shall include any Participant to the extent such Participant is entitled to the benefit of this provision pursuant to Section 10.4) and to hold each Financing Party harmless from (I) all Breakage Costs, and (II) any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Lessor Advance, (b) any default in

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making any repayment or prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or the delivery by the Lessee of a revocation of such a notice (notwithstanding that each such notice is expressly irrevocable and that the Lessee has no right to revoke) pursuant to Section 16.2(a) or 20.2 of the Lease, (c) the making of a voluntary or involuntary payment of Lessor Advances (except for ABR Lessor Advances) on a day which is not the last day of a Lessor Yield Period with respect thereto or (d) any redetermination of the Lessor Yield based on a Benchmark Replacement for any reason on a day that is not the last day of the then-current Lessor Yield Period. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of Lessor Yield which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Lessor Yield Period (or, in the case of a failure to borrow, accept, convert or continue, the Lessor Yield Period that would have commenced on the date of such failure) in each case at the applicable Lessor Yield for such Lessor Advance for such Lessor Yield Period over (y) the amount of yield (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

(r)    Section 12.19 of the Participation Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Operative Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Operative Agreement may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is the applicable Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Operative Agreement; or

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(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

(s)    Section 12 of the Participation Agreement is hereby amended by adding the following as a new Section 12.23:

12.23    Erroneous Payments.

(a)    If the Agent notifies a Lessor Party or any Person who has received funds on behalf of a Lessor Party (any such Lessor Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lessor Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, advance, interest, yield, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”), and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 12.23, and held in trust for the benefit of the Agent, and such Lessor Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in Same Day Funds (in the currency so received), together with yield thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in Same Day Funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting immediately preceding clause (a), each Lessor Party or any Person who has received funds on behalf of a Lessor Party (and each of their respective successors and assigns), hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, advance, interest, yield, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lessor Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

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(i)    (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Lessor Party shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 12.23(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 12.23 shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) above or on whether or not an Erroneous Payment has been made.

(c)    Each Lessor Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lessor Party under any Operative Agreement, or otherwise payable or distributable by the Agent to such Lessor Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of the Operative Agreements.

(d)    (i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lessor Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lessor Party at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto) (i) such Lessor Party shall be deemed to have assigned its Lessor Advances (but not its Lessor Parties Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Lessor Advances (but not Lessor Parties Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid yield (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Lessee) deemed to execute and deliver an assignment and assumption (with such assignment and assumption being deemed to satisfy all applicable requirements pursuant to the Operative Agreements) with respect to such Erroneous Payment Deficiency Assignment, (ii) the Agent as the assignee Lessor Party shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lessor Party shall

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become a Lessor Party under the Operative Agreements with respect to such Erroneous Payment Deficiency Assignment and the assigning Lessor Party shall cease to be a Lessor Party under the Operative Agreements with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of the Operative Agreements and its applicable Lessor Parties Commitments which shall survive as to such assigning Lessor Party and (iv) the Agent may reflect in the Register its ownership interest in the Lessor Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Lessor Parties Commitments and such Lessor Parties Commitments shall remain available in accordance with the terms of this Agreement and the other Operative Agreements.

(ii)    Subject to the rights and obligations of the successors and assigns of the parties hereto, (but excluding, in all events, any assignment consent or approval requirements (whether from Lessee or otherwise)), the Agent may, in its discretion, sell any Lessor Advance acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lessor Party shall be reduced by the net proceeds of the sale of such Lessor Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lessor Party (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lessor Party (x) shall be reduced by the proceeds of prepayments or repayments of any Lessor advanced amount (principal) and yield, or other distribution in respect of any Lessor advanced amount (principal) and yield, received by the Agent on or with respect to any such Lessor Advances acquired from such Lessor Party pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Lessor Advances are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lessor Party from time to time.

(e)    The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lessor Party, to the rights and interests of such Lessor Party, as the case may be) under the Operative Agreements with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Operative Agreements in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Lessor Advances that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Lessee or any other Credit Party; provided that this Section 12.23 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for),

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the Obligations of the Lessee or any other Credit Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Lessee or any other Credit Party for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 12.23 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lessor Party, the termination of the Lessor Parties Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Operative Agreement.

(h)    Notwithstanding the foregoing and for the avoidance of doubt, the parties to this Agreement acknowledge and agree that the Completion Date has occurred and that the Lessor Parties Commitments have been reduced to zero (0).

(t)    Section 12 of the Participation Agreement is hereby amended by adding the following as a new Section 12.24:

12.24    ERISA Matters.

(a)    Each Lessor Party (x) represents and warrants, as of the date such Person became a Lessor Party party hereto, to, and (y) covenants, from the date such Person became a Lessor Party party hereto to the date such Person ceases being a Lessor Party party hereto, for the benefit of, Agent and its Affiliates, and not for the benefit of Lessee or any other Credit Party, that at least one of the following is and will be true:

(i)    such Lessor Party is not using, and has not used, “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Lessor Advances or the Lessor Parties Commitments,

(ii)    the transaction exemption set forth in one or more Prohibited Transaction exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain

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transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lessor Party’s entrance into, participation in, administration of and performance of the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements,

(iii)    (A) such Lessor Party is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lessor Party to enter into, participate in, administer and perform the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements, (C) the entrance into, participation in, administration of and performance of the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lessor Party, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lessor Party’s entrance into, participation in, administration of and performance of the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lessor Party.

(b)    In addition, unless sub-clause (i) in the immediately preceding Section 12.24(a) is true with respect to a Lessor Party or such Lessor Party has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 12.24(a), such Lessor Party further (x) represents and warrants, as of the date such Person became a Lessor Party party hereto, and (y) covenants, from the date such Person became a Lessor Party party hereto to the date such Person ceases being a Lessor Party party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Lessee or any other Credit Party, that:

(i)    none of the Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lessor Party (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Operative Agreement or any other documents related to hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lessor Party with respect to the entrance into, participation in, administration of and performance of the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Lessor Advances),

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(iii)    the Person making the investment decision on behalf of such Lessor Party with respect to the entrance into, participation in, administration of and performance of the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements is a fiduciary under ERISA or the Code, or both, with respect to the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv)    no fee or other compensation is being paid directly to the Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements.

(u)    Section 12 of the Participation Agreement is hereby amended by adding the following as a new Section 12.25:

12.25    Notification to the Lessor Parties.

The Agent hereby informs the Lessor Parties that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest, yield or other payments with respect to the Lessor Advances, the Lessor Parties Commitments and the Operative Agreements, (ii) may recognize a gain if it extended the Lessor Advances or the Lessor Parties Commitments for an amount less than the amount being paid for an interest in the Lessor Advances or the Lessor Parties Commitments by such Lessor Party or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Operative Agreements or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(v)    Section 12 of the Participation Agreement is hereby amended by adding the following as a new Section 12.26:

12.26    Rates.

Lessor Yield may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in any Benchmark, any

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component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.27, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Lessee. Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement and the other Operative Agreements, and shall have no liability to Lessee or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(w)    Section 12 of the Participation Agreement is hereby amended by adding the following as a new Section 12.27:

12.27    Benchmark Replacement Provisions.

(a)    Benchmark Replacement; Market Disruption. Notwithstanding anything to the contrary herein or in any other Operative Agreement, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Operative Agreement in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in connection with a Benchmark Transition Event, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Agreement or any other Operative Agreement. If the Benchmark Replacement is determined in connection with an Early Opt-in Election, such Benchmark Replacement will become effective at 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lessee without any amendment to this Agreement or any other Operative Agreement or further action or consent of Lessee or any other party to this Agreement or any other Operative Agreement.

(b)    Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Agreement, any

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amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Lessee or any other party to this Agreement or any other Operative Agreement.

(c)    Notices; Standards for Decisions and Determinations. Agent will promptly notify Lessee of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below. Any determination, decision or election that may be made by Agent pursuant to this Section 12.27, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Lessee or any other party to this Agreement or any other Operative Agreement.

(d)    Market Disruption. Notwithstanding the foregoing, if prior to any Lessor Yield Period, Agent determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event or an Early Opt-in Election), adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Lessor Yield Period, Agent shall give prompt notice thereof to Lessee, whereupon the Benchmark portion of the Lessor Yield for such Lessor Yield Period, and for all subsequent Lessor Yield Periods until such notice has been withdrawn by Agent, shall be the Benchmark Replacement determined by Agent pursuant to clause (3) of the definition of “Benchmark Replacement”. For the avoidance of doubt, nothing contained in this Section 12.27 shall be construed to eliminate, replace or otherwise affect the Applicable Margin portion of the Lessor Yield calculation, which Applicable Margin shall continue to apply and be calculated as part of the Lessor Yield regardless of the applicable Benchmark.

(e)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and the other Operative Agreements and that any obligation of Agent to notify Lessee of such Benchmark Transition Event pursuant to clause (c) of this Section 12.27 shall be deemed satisfied.

In exercising its rights and remedies under this Section 12.27, Agent shall treat Lessee in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.

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(x)    Section 12 of the Participation Agreement is hereby amended by adding the following as a new Section 12.28:

12.28    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Operative Agreement), each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement and the other Operative Agreements provided by the Agent and any Affiliate thereof and the Lessor Parties are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Agent and, as applicable, its Affiliates and the Lessor Parties and their Affiliates (solely for purposes of this Section, the Lessor Parties and their Affiliates shall collectively be referred to as the “Lenders”), on the other hand, (ii) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Operative Agreements; (b) (i) the Agent and its Affiliates and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Credit Party or any of their respective Affiliates, or any other Person and (ii) neither the Agent, any of its Affiliates nor any Lender has any obligation to any Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Operative Agreements; and (c) the Agent and its Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and neither the Agent, any of its Affiliates nor any Lender has any obligation to disclose any of such interests to any Credit Party or any of their respective Affiliates. Except with respect to the Agent’s duties and obligations to the Credit Parties as provided herein and to the fullest extent permitted by law, each of the Credit Parties hereby waives and releases any claims that it may have against the Agent, any of its Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

(y)    Exhibit I of the Participation Agreement is hereby amended by deleting TABLE I of Section 3 thereof in its entirety and replacing such table with the following:

TABLE I
Four (4) Consecutive Fiscal Quarters Ending (Nearest) of each applicable year	Maximum Total Leverage Ratio
April 30	3.25 to 1.00
July 31	3.75 to 1.00
October 31	3.75 to 1.00
January 31	3.25 to 1.00

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(z)    Exhibit J of the Participation Agreement is hereby amended by deleting TABLE I of Section 5 thereof in its entirety and replacing such table with the following:

TABLE I
Four (4) Consecutive Fiscal Quarters Ending (Nearest) of each applicable year	Maximum Total Leverage Ratio
April 30	3.25 to 1.00
July 31	3.75 to 1.00
October 31	3.75 to 1.00
January 31	3.25 to 1.00

(aa)    Schedules II-XVIII to the Participation Agreement are hereby amended by deleting such schedules and replacing them with the schedules attached at the end of the Third Amendment.

(bb)    All references in the Operative Agreements to Schedule IV and all other references in the Operative Agreements to the New York Potential Tax Claim are hereinafter deemed to be deleted and of no further force or effect.

3.    Release of Certain of the Guarantors; Conversion of Form of Entity of a Guarantor . From and after the Third Amendment Closing Date, each of the following entities is released from its obligations under the Guaranty set forth in Section 6B of the Participation Agreement and any other of its obligations under the Operative Agreements, and none of them shall be a “Guarantor” or a “Credit Party” for purposes of the Operative Agreements: BLC LLC, Mac Frugal’s Bargains Close Outs, Inc. and West Coast Liquidators, Inc..

On May 30, 2020, CSC Distribution, Inc. was converted from a corporation into a limited liability company now known as CSC Distribution LLC, with CSC Distribution LLC now being (a) the responsible party (in replacement of CSC Distribution, Inc.) regarding its obligations under the Guaranty set forth in Section 6B of the Participation Agreement and (b) a “Guarantor” and a “Credit Party” for purposes of the Operative Agreements.

4.    Conditions Precedent. The provisions of Section 2 of this Amendment shall not become effective until the Agent shall have received the following items, each in form and substance acceptable to the Agent and its counsel:

(a)    this Amendment, duly executed by the Lessee, the Construction Agent, each Guarantor and the Majority Secured Parties;

(b)    payment of all fees and expenses owed to the Agent and its counsel in connection with this Amendment;

(c)    written or oral confirmation or other evidence regarding the prior or concurrent effectiveness of that certain Second Amended and Restated Credit Agreement, dated on or about the date hereof, by and among the Loan Parties, the Banks, the Administrative Agent and such other parties thereto (as each such capitalized term describing a party is defined in the Revolving Credit Agreement); and

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(d)    such other documents as may be reasonably requested by the Agent.

5.    Amendment is an “Operative Agreement”. This Amendment is an Operative Agreement and all references to an “Operative Agreement” in the Participation Agreement and the other Operative Agreements (including, without limitation, all such references in the representations and warranties in the Participation Agreement (as amended by this Amendment) and the other Operative Agreements) shall be deemed to include this Amendment.

6.    Reaffirmation of Representations and Warranties. Each Credit Party represents and warrants as of the effective date of this Amendment that (a) each of the representations and warranties set forth in the Operative Agreements as amended by this Amendment are true and correct in all material respects as of the effective date of this Amendment (except representations and warranties which (x) expressly relate solely to an earlier date or time, in which case such representations and warranties were true and correct as of such earlier date or time or (y) are qualified by materiality or references to Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects as of the effective date of this Amendment) and (b) both before and immediately following the consummation of the transactions contemplated by this Amendment, no Lease Default or Lease Event of Default has occurred and is continuing.

7.    Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations, including, without limitation, all applicable guaranty obligations, under the Operative Agreements and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations under the Operative Agreements.

8.    Additional Representations and Warranties. Each Credit Party hereby represents and warrants to the Lessor Parties and the Agent that (a) it has the legal power and authority to execute and deliver this Amendment, (b) the officer of such Credit Party executing this Amendment has been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof, (c) the execution and delivery hereof by the Credit Parties and the performance and observance by the Credit Parties of the provisions hereof and of the Operative Agreements (as amended hereby), do not violate or conflict with (i) the terms and conditions of the certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Credit Party or (ii) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Credit Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance, whatsoever upon any property (now or hereafter acquired) of any Credit Party, and (d) this Amendment and the documents executed or to be executed by any Credit Party in connection herewith or therewith constitute valid and binding obligations of such Credit Party which is or will be a party thereto on and after its date of delivery thereof, enforceable in accordance with their respective terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance and general concepts of equity.

9.    Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Operative Agreements are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Operative Agreements.

10.    No Other Changes. Except as modified by this Amendment, all of the terms and provisions of the Operative Agreements shall remain in full force and effect. The execution, delivery and performance

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of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Financing Party under any of the Operative Agreements.

11.    Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile or other electronic imaging means by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

12.    Governing Law. This Amendment shall be a contract under the internal Laws of the State of New York and for all purposes shall be construed in accordance with the internal Laws of the State of New York without giving effect to its principles of conflict of laws, except to the extent that local law is properly applicable for matters of real property.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

CONSTRUCTION AGENT AND LESSEE:

AVDC, INC., as the Construction Agent and the Lessee

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

(signature pages continue)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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GUARANTORS:

BIG LOTS STORES, INC., as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

BIG LOTS, INC., as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

BIG LOTS ECOMMERCE LLC, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

BIG LOTS F&S, INC., as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

BLHQ LLC, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

(signature pages continue)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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BROYHILL, LLC, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

CLOSEOUT DISTRIBUTION, INC., as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

CONSOLIDATED PROPERTY HOLDINGS, INC., as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: President

CSC DISTRIBUTION LLC (formerly, CSC Distribution, Inc.), as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

C.S. ROSS COMPANY, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

(signature pages continue)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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DURANT DC, LLC, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

GAFDC LLC, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

GREAT BASIN LLC, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

PAFDC LLC, as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

PNS STORES, INC., as a Guarantor

By: /s/ Jonathan E. Ramsden
Name: Jonathan E. Ramsden
Title: Executive Vice President, Chief Financial and Administrative Officer

(signature pages continue)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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LESSOR PARTIES:

WACHOVIA SERVICE CORPORATION, as the Lessor

By: /s/ John G. McGowan
Name: John G. McGowan
Title: Vice President

(signature pages continue)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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BANKERS COMMERCIAL CORPORATION, as a Lease Participant

By: /s/ Manuel Gonzalez
Name: Manuel Gonzalez
Title: Vice President

(signature pages continue)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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PNC EQUIPMENT FINANCE, LLC, as a Lease Participant

By: /s/ Barbara Yerdon Booth
Name: Barbara Yerdon Booth
Title: Vice President

(signature pages continue)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent

By: /s/ Andre Hester
Name: Andre Hester
Title: Director

(signature pages end)

THIRD AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS
BIG LOTS
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SCHEDULE II

CAPITALIZATION

The Parent had 0 total outstanding options to acquire its common shares as of September 16, 2021.

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SCHEDULE III

CREDIT PARTIES

Entity	Domestic Jurisdiction	Owner(s) / Member(s)	Authorized Shares	Issued & Outstanding Shares	Address
AVDC, Inc.	OH	Big Lots, Inc.	1,500 common, $0 par	100	c/o Big Lots, Inc. 4900 E. Dublin-Granville Road Columbus, OH 43081
Big Lots F&S, Inc.	OH	Big Lots Stores, Inc.	1,500 common, $0 par	100	4900 E. Dublin-Granville Road Columbus, OH 43081
Big Lots eCommerce LLC	OH	Big Lots Stores, Inc.	N/A	N/A	4900 E. Dublin-Granville Road Columbus, OH 43081
Big Lots, Inc.	OH	Publicly Owned	298,000,000 common, $0.01 par 2,000,000 preferred, $0.01 par	40,346,268 common as of August 4, 2018 0 preferred as of August 4, 2018	4900 E. Dublin-Granville Road Columbus, OH 43081
Big Lots Stores, Inc.	OH	Big Lots, Inc.	750 common, $0 par	575	4900 E. Dublin-Granville Road Columbus, OH 43081
BLHQ LLC	OH	West Coast Liquidators, Inc.	N/A	N/A	c/o Big Lots, Inc. 4900 E. Dublin-Granville Road Columbus, OH 43081
Broyhill, LLC	OH	Consolidated Property Holdings, Inc.	N/A	N/A	c/o Big Lots, Inc. 4900 E. Dublin-Granville Road Columbus, OH 43081
Closeout Distribution, Inc.	PA	Big Lots Stores, Inc.	1,000 common, $0 par	1,000	50 Rausch Creek Road Tremont, PA 17981
Consolidated Property Holdings, Inc.	NV	Big Lots Stores, Inc.	100 common, $0 par	5	330 E. Warm Springs Road Las Vegas, Nevada 89119
CSC Distribution LLC	AL	Big Lots Stores, Inc.	N/A	N/A	2855 Selma Highway Montgomery, AL 36108
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C.S. Ross Company	OH	Big Lots Stores, Inc.	100 common, $1.00 par	100	4900 E. Dublin-Granville Road Columbus, OH 43081
Durant DC, LLC	OH	Big Lots Stores, Inc.	N/A	N/A	2306 Enterprise Drive Durant, OK 74701
GAFDC, LLC	OH	Big Lots Stores, Inc.	N/A	N/A	c/o Big Lots, Inc. 4900 E. Dublin-Granville Road Columbus, OH 43081
Great Basin LLC	DE	Big Lots Stores, Inc.	N/A	N/A	4900 E. Dublin-Granville Road Columbus, OH 43081
PAFDC, LLC	OH	Big Lots Stores, Inc.	N/A	N/A	c/o Big Lots, Inc. 4900 E. Dublin-Granville Road Columbus, OH 43081
PNS Stores, Inc.	CA	Mac Frugal’s Bargains - Close-outs, Inc.	5,000 common, $100.00 par	450	7241 Fair Oaks Blvd. Carmichael, CA 95608

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SCHEDULE IV

Not Applicable

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SCHEDULE V

OWNED REAL ESTATE

Location	Name	Address 1	City	ST	Zip
1910	LAKEWOOD, CA	5227 LAKEWOOD AVE.	LAKEWOOD	CA	90712	Purchased 6/5/12
4002	DOWNEY, CA	9020 E FIRESTONE BLVD	DOWNEY	CA	90241
4014	FONTANA, CA	17575 FOOTHILL BLVD	FONTANA	CA	92335
4025	ARCADIA, CA	610 LAS TUNAS	ARCADIA	CA	91006
4030	VENTURA, CA	299 BORCHARD DR.	VENTURA	CA	93003
4031	GARDENA, CA	2900 ROSECRANS AVE	GARDENA	CA	90249
4035	HEMET, CA	2093 E FLORIDA	HEMET	CA	92544
4045	VICTORVILLE, CA	14790 LA PAZ DR	VICTORVILLE	CA	92392
4046	ORANGE, CA	1821 N TUSTIN AVE	ORANGE	CA	92866
4052	BUENA PARK, CA	8932 VALLEY VIEW	BUENA PARK	CA	90620
4066	WEST COVINA, CA	635 N AZUSA AVE	WEST COVINA	CA	91791
4087	YUCCA VALLEY, CA	56865 TWENTY-NINE	YUCCA VALLEY	CA	92284
4088	HUNTINGTON BEACH, CA	21082 BEACH BLVD	HUNTINGTON BEACH	CA	92648
4090	COVINA, CA	20808 E ARROW HWY	COVINA	CA	91724
4094	ROWLAND HEIGHTS, CA	1730 S NOGALES ST	ROWLAND HGTS	CA	91748
4096	DENTON, TX	2249 S LOOP 288	DENTON	TX	76205	12/11/14 sold 6,277 sf of land to the TDOT
4098	CHINO, CA	12550 CENTRAL AVE	CHINO	CA	91710
4104	COLORADO SPRINGS, CO	1990 S ACADEMY	COLORADO SPRINGS	CO	80916
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4105	STOCKTON, CA	8001 WEST LANE	STOCKTON	CA	95210
4106	LODI, CA	380 S CHEROKEE LANE	LODI	CA	95240
4107	WESTMINSTER, CA	6351 WESTMINSTER BLVD	WESTMINSTER	CA	92683
4110	SAN ANTONIO, TX	1739 SW LOOP 410 #200	SAN ANTONIO	TX	78227
4117	ARVADA, CO	8125 SHERIDAN BLVD	ARVADA	CO	80003
4118	INGLEWOOD, CA	3003 W MANCHESTER	INGLEWOOD	CA	90305
4121	FORT COLLINS, CO	126 W TROUTMAN PKWY	FORT COLLINS	CO	80525
4126	NATIONAL CITY, CA	1410 PLAZA BLVD	NATIONAL CITY	CA	91950
4129	ANTIOCH, CA	2521 SOMERSVILLE RD.	ANTIOCH	CA	94509
4136	LOMITA, CA	2155 W. PACIFIC COAST HWY	LOMITA	CA	90717
4144	FARMERS BRANCH, TX	2865 VALLEY VIEW LANE	FARMERS BRANCH	TX	75234
4147	SANTA FE, NM	3140 CERRILLOS ROAD	SANTA FE	NM	87505
4162	BOSSIER CITY, LA	3145 E. TEXAS AVE.	BOSSIER CITY	LA	77036
4164	FRESNO, CA	4895 E. KINGS CANYON	FRESNO	CA	93727
4170	DUARTE, CA	1325 E. HUNTINGTON DR.	DUARTE	CA	91010
4178	LAS CRUCES, NM	2350 E. LOHMAN	LAS CRUCES	NM	88001
4224	CUTLER RIDGE, FL	18325 S. DIXIE HWY.	CUTLER RIDGE	FL	33157
4225	MIAMI, FL	2100 S.W. 27TH AVE.	MIAMI	FL	33145
4247	SAN DIEGO, CA	1655 EUCLID AVE.	SAN DIEGO	CA	92105
4275	PASADENA, CA	1260 N. LAKE AVE.	PASADENA	CA	91104
4277	LANCASTER, CA	1070 "A" W. AVENUE K	LANCASTER	CA	93534
4281	DUBLIN, CA	7991 AMADOR VALLEY BLVD.	DUBLIN	CA	94568	Purchased 6/30/08
4303	HIGHLAND, CA	26545 HIGHLAND AVE.	HIGHLAND	CA	92346
4310	REDDING, CA	1340 HILLTOP DRIVE	REDDING	CA	96003
4315	LOS ANGELES, CA	1815 SLAUSON	LOS ANGELES	CA	90047
4321	FONTANA, CA	17095 VALLEY BLVD	FONTANA	CA	92335
4322	RANCHO CUCAMONGA, CA	9008 FOOTHILL BLVD	RANCHO CUCAMONGA	CA	91730
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4329	TUCSON, AZ	3959 ORACLE ROAD	TUCSON	AZ	85705	Store closed 2020; still own real estate
4337	PLACENTIA, CA	1257 E YORBA LINDA BLVD	PLACENTIA	CA	92870	Purchased 7/23/08
4340	SAN FRANCISCO, CA	3333 MISSION ST	SAN FRANCISCO	CA	94110
4350	ESCONDIDO, CA	1580 W VALLEY PARKWAY	ESCONDIDO	CA	92029
5230	VERO BEACH, FL	6420 20TH ST.	VERO BEACH	FL	33208	Purchased 12/23/11
5271	TAYLOR, MI	23351 EUREKA RD	TAYLOR	MI	48180	Purchased 7/25/12
5358	ELYRIA, OH	825 CLEVELAND ST.	ELYRIA	OH	44035	Purchased 6/23/17
N/A	COLUMBUS, OH HEADQUARTERS	4900 E. DUBLIN-GRANVILLE RD.	COLUMBUS	OH	43081	Purchased 10/31/19

Unit #
869	Warehouse & Distribution Facility	18880 Navajo Rd	Apple Valley	CA		Subject to a synthetic lease
10059	Land	Homer M Adams Parkway	Alton	IL	62002
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4128	Land (Parcel 2222-027-018)	7241 Sepulveda Blvd	Van Nuys	CA	91405	Purchased on 7/10/97 one land parcel that is a small parking lot next to leased store
4133	Land	Hampden Ave.	Aurora	CO	80013

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SCHEDULE VI

CONSENTS AND APPROVALS

None.
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SCHEDULE VII
INSURANCE POLICIES

Big Lots, Inc.

June 1, 2021 - June 1, 2022

Property & Casualty Insurance

Broker: AON

Line of Coverage	Carrier	Policy No.	Limits	Term
		Casualty		
General Liability / Products Liability / Liquor Liability (U.S.)	Starr Indemnity & Liability Company	100010047211 *1000302522211(Liquor Liability)*	$1,000,000 Per Occurrence $10,000,000 General Aggregate Limit $4,000,000 Products/Completed Operations Aggregate $1,000,000 Personal & Advertising Injury $1,000,000 Employee Benefits-Each Employee/Aggregate $1,000,000 Fire Damage Limit $1,000,000 Liquor Liability-Each Common Cause/Aggregate	6/1/21-22
Automobile Liability (U.S.)	Starr Indemnity & Liability Company	SISIPCA08373521 *(All States)* SISIPCA08373621 *(MA)*	$2,000,000 Combined Single Limit	6/1/21-22
Workers' Compensation & Employer's Liability	Starr Specialty Insurance Company	1000004630 (AOS) *1000004631(AZ, CT, IA, NJ, NY, NC, VT)* *1000004633(WI)* 1000004632(FL, MA)	Part One - Workers' Compensation Statutory Benefits Part Two - Employer's Liability $1,000,000 Bodily Injury by Accident-Each Accident $1,000,000 Bodily Injury by Disease-Each Employee $1,000,000 Bodily Injury by Disease-Policy Limit $1,000,000 Stop Gap Employer Liability	6/1/21-22
Excess Workers' Compensation & Employer's Liability	Starr Indemnity & Liability Company	1000129923211 (GA) *1000129922211(OH)*	Part One - Workers' Compensation Statutory Benefits Part Two - Employer's Liability $1,000,000 Bodily Injury by Accident-Each Accident $1,000,000 Bodily Injury by Disease-Each Employee $1,000,000 Bodily Injury by Disease-Policy Limit	6/1/21-22
Umbrella/Excess (U.S.)	ACE Property and Casualty Insurance Company (Chubb)	XEUG28123905006	$15,000,000 Per Occurrence $15,000,000 Products/Completed Operations Aggregate $15,000,000 General Aggregate	6/1/21-22
Excess Liability	National Union Fire Insurance Company of PA (AIG)	21335684	$15,000,000 excess of $15,000,000	6/1/21-22
Excess Liability	XL Insurance America, Inc.	US00006767LI21A	$25,000,000 excess of $30,000,000	6/1/21-22
Excess Liability	The Ohio Casualty Insurance Company (Liberty)	ECO2257915161	$25,000,000 excess of $55,000,000	6/1/21-22
Excess Liability	Great American Spirit Ins. Company	EXC3850156	$25,000,000 excess of $80,000,000	6/1/21-22
Excess Liability	The Continental Insurance Company (CNA)	6080653355	$25,000,000 excess of $105,000,000	6/1/21-22
Punitive Damages Wrap	Chubb Bermuda Insurance Ltd.	PD11245-001-A	$15,000,000 Each Occurrence $15,000,000 Aggregate	6/1/21-22
Punitive Damages Wrap	American International Reinsurance Company LTD (AIG)	84143802	$15,000,000 excess of $15,000,000	6/1/21-22
Punitive Damages Wrap	XL Bermuda Ltd	CXU0500509	$25,000,000 excess of $30,000,000	6/1/21-22
Punitive Damages Wrap	Magna Carta Insurance Limited (Liberty)	MCLI207598	$25,000,000 excess of $55,000,000	6/1/21-22

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Executive Risk Insurance Program
Broker: EPIC

Line of Coverage	Carrier	Policy No.	Limits	Term
Directors & Officers Liability	Berkshire Hathaway Specialty Insurance Co.	47-EPC-150195-08	Lead $10M	06/01/21-22
	Twin City Fire Insurance Company (The Hartford)	57 DA 0389346 21	$10M X $10M	06/01/21-22
	Zurich American Insurance Company	DOC 6949587-00	$10M X $20M	06/01/21-22
	QBE Insurance Corporation	QPL2153312	$10M X $30M	06/01/21-22
	Endurance American Insurance Company (Sompo)	DOX10013122903	$10M X $40M	06/01/21-22
	RSUI Indemnity Company	NHS693528	$10M X $50M	06/01/21-22
	Beazley Insurance Company, Inc.	V15ADD210801	$10M X $60M	06/01/21-22
	Starr Indemnity & Liability Company	1000621735211	$10M X $70M	06/01/21-22
	Travelers Casualty Insurance Compny of America	106527435	Side A $10M X $80M	06/01/21-22
	National Union Fire Insurance Co of Pittsburgh, PA	01-309-26-02	Side A $10M X $90M	06/01/21-22
	Hudson Insurance Company	HN-0303-6475-060121	Side A $5M X $100M	06/01/21-22
Fiduciary Liability	Federal Insurance Company	8159-0406	$10,000,000	06/01/21-22
	Berkshire Hathaway Specialty Insurance Co.	47-EPC-303749-05	$10,000,000 xs $10,000,000	06/01/21-22
	Travelers Casualty and Surety Company of America	106929784	$10,000,000 xs $20,000,000	06/01/21-22
Employment Practices Liability	Illinois National Insurance Co	01-309-26-01	$15,000,000	06/01/21-22
	AXIS Insurance Co	P-001-000124343-02	$10,000,000 xs $15,000,000	06/01/21-22
	Endurance American Insurance Company (Sompo)	EPX30001101102	$10,000,000 xs $25,000,000	06/01/21-22
	Beazley Insurance Company, Inc.	V2F201210101	$5,000,000 xs $35,000,000	06/01/21-22
	Federal Insurance Co	8211-7950	$10,000,000 xs $40,000,000	06/01/21-22
	American International Reinsurance Co. Ltd. (AIG)	12714403	Punitive Damages - $15,000,000	06/01/21-22
	AXIS Insurance Co	P-001-000124343-02	Punitive Damages - $10,000,000	06/01/21-22
Employed Lawyers	Federal Insurance Co	J05944211	$2,000,000	06/01/21-22
Crime-Fidelity	National Union Fire Insurance Co of Pittsburgh, PA	013092600	$5,000,000 Loss of Assets	06/01/21-22
			$5,000,000 Loss of Employee Benefit Plan Assets	
			$5,000,000 Credit Card Forgery	
			$250,000 Social Engineering Cover	
			$150,000 Claims Expense	
Special Crime	Hiscox Insurance Company	UKA3008512.21	$20,000,000	06/01/21-24

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Big Lots, Inc.

November 1, 2020 - June 1, 2022

Cyber Insurance

Broker: Marsh

Line of Coverage	Carrier	Policy No.	Limits	Term
Cyber Liability - Primary	Beazley - Lloyd's Syndicate 2623/623	W19E02200601	$10,000,000 Policy Aggregate Limit of Liability	11/01/20-06/01/2
			Waiting Period - 8 hours	
			$10,000,000 Breach Response Costs	
			$10,000,000 Business Interruption Loss	
			$10,000,000 Dependent Business Loss	
			$10,000,000 Cyber Extortion Loss	
			$10,000,000 Data Recovery Costs	
			$10,000,000 Data & Network Liability	
			$10,000,000 Regulatory Defense & Penalties	
			$10,000,000 Payment Card Liabilities & Costs	
			$10,000,000 Media Liability	
			$5,000,000 Reputation Loss Aggregate	
			$250,000 Fraudulent Instruction Aggregate	
			$250,000 Funds Transfer Fraud Aggregate	
			$250,000 Telephone Fraud Aggregate	
			$250,000 Cryptojacking Aggregate	
			$100,000 Invoice Manipulation Aggregate	
			$50,000 Criminal Reward Aggregate	
Cyber Liability - First Excess	Greenwich Insurance Company	MTE9032818 05	$10,000,000 xs $10,000,000; except	11/01/20-06/01/2
			$5,000,000 Reputation Loss Aggregate	
			$0 Fraudulent Instruction	
			$0 Funds Transfer Fraud	
			$0 Telephone Fraud	
			$0 Cryptojacking	
			$0 Invoice Manipulation	
			$0 Criminal Reward	
Cyber Liability - Second Excess	AIG Specialty Insurance Company	02-416-04-39	$10,000,000 xs $20,000,000 except as per underlying	11/01/20-06/01/2
Cyber Liability - Third Excess	Steadfast Insurance Company	SPR 3263900 - 01	$10,000,000 xs $30,000,000 except as per underlying	11/01/20-06/01/2
Cyber Liability - Fourth Excess	Endurance American Insurance Compan	PEO 0201 0413	$10,000,000 xs $40,000,000 except as per underlying	11/01/20-06/01/2

This insurance summary does not in any way amend, extend, alter or vary the coverage afforded by the above refernced policies. Please refer to each policy for specific details regarding coverage

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SCHEDULE VIII

EMPLOYEE BENEFIT PLAN DISCLOSURE

None.

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SCHEDULE IX

ENVIRONMENTAL DISCLOSURE

None.

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SCHEDULE X

PERMITTED INDEBTEDNESS

Indebtedness secured by Liens listed on Schedule XV.

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SCHEDULE XI

EXISTING GUARANTIES

Guaranty obligations arising from or related to the purchase and/or sale of KB Toys.

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SCHEDULE XII

EXCLUDED ACTIVE SUBSIDIARIES

None.

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SCHEDULE XIII

EXCLUDED INACTIVE SUBSIDIARIES

Entity	Domestic Jurisdiction	Owner / Member
Barn Acquisition Corporation	DE	Industrial Products of New England, Inc.
Big Lots Capital, Inc.	OH	Big Lots Stores, Inc.
Big Lots Online LLC	OH	Big Lots Stores, Inc.
BLC LLC	DE	Big Lots, Inc.
BLSI Property, LLC	DE	Big Lots Stores, Inc.
Capital Retail Systems, Inc.	OH	Big Lots, Inc.
Fashion Barn, Inc.	NY	Barn Acquisition Corporation
Fashion Barn of Oklahoma, Inc.	OK	Fashion Barn, Inc.
Fashion Bonanza, Inc.	NY	Fashion Barn, Inc.
Industrial Products of New England, Inc.	ME	Big Lots Stores, Inc.
Liquidation Services, Inc.	DE	Liquidation World U.S.A. Holding Corp.
Liquidation World U.S.A. Holding Corp.	DE	Big Lots, Inc.
Liquidation World U.S.A. Inc.	DE	Liquidation World U.S.A. Holding Corp.
LQW Traders, Inc.	DE	Liquidation World U.S.A. Holding Corp.
Mac Frugal’s Bargains Close-outs, Inc.	DE	Big Lots, Inc.
Midwestern Home Products, Inc.	DE	Big Lots Stores, Inc.
Midwestern Home Products Company, Ltd.	OH	Midwestern Home Products, Inc.
North American Solutions, Inc.	DE	Liquidation World U.S.A. Holding Corp.
Rogers Fashion Industries, Inc.	NY	Fashion Barn, Inc.
Sahara LLC	DE	Big Lots Stores, Inc.
Sonoran LLC	DE	Big Lots Stores, Inc.
SS Investments Corporation	DE	Industrial Products of New England, Inc.
Talon Wholesale, Inc.	DE	Liquidation World U.S.A. Holding Corp.
Tool and Supply Company of New England, Inc.	DE	Big Lots Stores, Inc.
West Coast Liquidators, Inc.	CA	Mac Frugal’s Bargains - Close-outs, Inc.

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SCHEDULE XIV

PERMITTED INVESTMENTS

Any Credit Party’s ownership of the stock, partnership interest (whether general or limited) or limited liability company interest in, as applicable, or capital contribution to, any Excluded Active Subsidiary or Excluded Inactive Subsidiary.

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SCHEDULE XV

REVOLVING CREDIT AGREEMENT PERMITTED LIENS

a.The security interests purportedly held against Big Lots, Inc. by Platinum Disc, LLC (DBA Each Bridge Home Entertainment) in specific equipment.

b.The security interests purportedly held against Big Lots Stores, Inc. by The Huntington National Bank in specific equipment.

c.The security interests purportedly held against Big Lots Stores, Inc. by Canon Solutions America, Inc. in specific equipment.

d.The security interests purportedly held against Big Lots Stores, Inc. by Logicalis, Inc. in specific equipment.

e.The security interest purportedly held against Big Lots Stores, Inc., PNS Stores, Inc., C.S. Ross Company and Closeout Distribution, Inc. by Scents of Worth, Inc. in specific equipment.

f.The security interest purportedly held against Big Lots Stores, Inc., PNS Stores, Inc., C.S. Ross Company and Closeout Distribution, Inc. by American Greetings Corporation in specific equipment.

g.The security interest purportedly held against Big Lots Stores, Inc., PNS Stores, Inc., C.S. Ross Company and Closeout Distribution, Inc. by FGX International Inc. in specific equipment.

h.The security interest purportedly held against Big Lots Stores, Inc., PNS Stores, Inc., C.S. Ross Company and Closeout Distribution, Inc. by Mizco International, Inc. in specific equipment.

i.The security interests purportedly held against Big Lots Stores, Inc. by Dippin’Dots, LLC in specific equipment.

j.The security interest purportedly held against AVDC, Inc., Big Lots Stores, Inc., C.S. Ross Company, Closeout Distribution, Inc. and PNS Stores, Inc. by Masquerade LLC in consigned goods & related trade fixtures and proceeds.

k.The security interest purportedly held against AVDC, Inc., Big Lots Stores, Inc., PNS Stores, Inc., C.S. Ross Company and Closeout Distribution, Inc. by MJ Holdings in inventory.

l.The security interest purportedly held against Closeout Distribution, Inc. by PNC Equipment Finance, LLC in specific equipment.
CHAR1\1830208v9

m.The security interest purportedly held against West Coast Liquidators, Inc. by Raymond Leasing Corporation in specific equipment.

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SCHEDULE XVI

NOTICE INFORMATION FOR LESSOR PARTIES

Wells Fargo Corporate & Investment Banking
550 S Tryon Street, 7th floor
Charlotte, NC 28202-4200
Attention: Andre Hester
Telephone: 980-900-1193

with a copy to:

Wells Fargo Corporate & Investment Banking
90 S 7th Street, 15th Floor
MAC: N9305-157
Minneapolis, MN 55402
Attention: Zach Shimota
Telephone: 612-849-6696

Bankers Commercial Corporation
445 South Figueroa Street, G14-200
Los Angeles, CA 90071
Attention: Leasing and Asset Finance
Telephone: 213-236-6444
Fax: 213-236-6460

PNC Equipment Finance, LLC
995 Dalton Avenue
Cincinnati, OH 45203
Attention: Customer Service
Telephone: 800-559-2755
Fax: 513-763-1637

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SCHEDULE XVII

SETTLEMENT AMOUNTS

Golden State Environmental Justice Alliance – $475,000 donation, payable 30 days after start of construction.

Sierra Club – $40,000 in attorney fees (already paid).  Plus $50,000 donation to Mojave Desert Land Trust and $15,000 to Transition Habitat Conservancy, payable within 30 days of issuance of construction permits.

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SCHEDULE XVIII

GUARANTORS

1.    Big Lots, Inc. (OH)
2.    Big Lots Stores, Inc. (OH)
3.    BLHQ, LLC (OH)
4.    Big Lots eCommerce LLC (OH)
5.    Big Lots F&S, Inc. (OH)
6.    Broyhill, LLC (OH)
7.    Closeout Distribution, Inc.  (PA)
8.    Consolidated Property Holdings, Inc. (NV)
9.    CSC Distribution LLC (AL)
10.     C.S. Ross Company (OH)
11.    Durant DC, LLC (OH)
12.     Great Basin LLC (DE)
13.     PNS Stores, Inc. (CA)
14.    GAFDC, LLC (OH)
15.    PAFDC, LLC (OH)

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